FLOWERS INDUSTRIES, INC.
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON OCTOBER 17, 1997



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Flowers Industries, Inc. (the "Company") will be held on October 17, 1997 at 11:00 A.M. Eastern Daylight Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia, for the following purposes:


     (1)  To elect five members to the Board of Directors;

     (2) To amend the Second Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 350,000,000 shares;

     (3)  To ratify and approve an amendment to the Company's
          Executive Stock Incentive Plan (the "ESIP") providing for an increase in the number of shares authorized to be issued under the ESIP and other related matters;

     (4) To ratify and approve an amendment to the Company's Annual Executive Bonus Plan (the "Bonus Plan") providing for an increase in the maximum performance bonus and other related matters;

     (5) To ratify and approve the Company's Nonemployee Directors' Equity Plan providing for the granting of stock options to Directors;

     (6)  To consider and act upon a proposal to select Price
          Waterhouse LLP as independent accountants for the Company for fiscal year 1998; and

     (7) To transact such other business as may properly come before the meeting;

all as set forth in the Proxy Statement accompanying this Notice.

     Only holders of record of issued and outstanding shares of Common Stock at the close of business on September 2, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such shareholders will be open for examination by any shareholder at the time and place of the meeting.

                                   By order of the Board of Directors



                                   G. ANTHONY CAMPBELL
                                   Secretary


1919 Flowers Circle
Thomasville, Georgia 31757
September 12, 1997




     A PROXY CARD IS CONTAINED IN THE ENVELOPE IN WHICH THIS PROXY STATEMENT WAS MAILED. SHAREHOLDERS ARE ENCOURAGED TO VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING AND TO SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR ATTENDANCE AT THE MEETING IS URGED; IF YOU ATTEND THE MEETING AND DECIDE YOU WANT TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                      FLOWERS INDUSTRIES, INC.
                           PROXY STATEMENT
               FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON OCTOBER 17, 1997


     This Proxy Statement is furnished to the holders of the common stock (the "Common Stock") of Flowers Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at its Annual Meeting of Shareholders (the "Meeting") to be held on October 17, 1997 at 11:00 A.M. Eastern Daylight Time at the Thomasville Cultural Center, 600 East Washington Street, Thomasville, Georgia. The business address of the Company's principal office is 1919 Flowers Circle, Thomasville, Georgia 31757. It is anticipated that this Proxy Statement will be mailed to shareholders on or about September 12, 1997.

     A proxy card is enclosed. Any shareholder sending in the enclosed proxy has the power to revoke it at any time before it is exercised. Proxies may be revoked by: (1) executing a valid proxy bearing a later date; (2) sending written notice of revocation to the Secretary of the Company; or (3) appearing at the Meeting and voting in person. When proxies in the accompanying form are returned properly executed, the shares represented by effective proxies will be voted according to instructions noted thereon.

     Unless otherwise specified, the proxies will be voted in favor of the five nominees for election to the Board of Directors of the Company, the proposed amendment of the Second Restated Articles of Incorporation to increase the number of authorized shares, ratification and approval of the proposed amendment to the ESIP, ratification and approval of the proposed amendment to the Bonus Plan, ratification and approval of the proposed Nonemployee Directors' Equity Plan and the proposed selection of Price Waterhouse LLP as independent accountants. The Board of Directors is not aware at this date of any other matters which will come before the Meeting. However, should any such other matters (including shareholder proposals omitted from this proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission) properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

     The Company will bear the cost of solicitation of proxies by the Board of Directors, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock. Officers, Directors, and employees of the Company may solicit proxies by telephone, telegram, facsimile or personal interview.


           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Meeting. Proposal one, the election of five members to the Board of Directors, requires for approval the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Meeting. Proposal two, the amendment of the Second Restated Articles of Incorporation, requires for its approval the favorable vote of the majority of outstanding shares of Common Stock entitled to vote thereon. Proposal three, ratification and approval of an amendment to the ESIP, Proposal four, ratification and approval of an amendment to the Bonus Plan, Proposal five, ratification and approval of the Nonemployee Directors' Equity Plan and Proposal six, the selection of Price Waterhouse LLP as independent accountants for the Company, each requires for its approval that the votes cast favoring the proposal exceed the votes cast opposing the proposal. An abstention or non-vote on Proposal two has the same effect as a vote "Against" such Proposal while abstentions and non-votes will have no effect on the voting with respect to any of the other proposals. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Only holders of record of issued and outstanding shares of Common Stock at the close of business on September 2, 1997 are entitled to notice of, and to vote at, the Meeting. The number of outstanding shares of Common Stock, the holders of which were entitled to vote on September 2, 1997 was 88,386,239. All common share amounts shown in this Proxy Statement have been adjusted to reflect the three for two stock split effected through a stock dividend paid by the Company on May 2, 1997. Each shareholder is entitled to one vote for each share of Common Stock held on the record date. Shareholders are not entitled to cumulative voting in favor of Directors.

     The following table sets forth certain information with respect to the only persons or groups known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock. The determination of "beneficial ownership" is made pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such Rule provides that shares shall be deemed "beneficially owned" where a person or group has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares; or where a person or group has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

               NAME AND ADDRESS OF                        AMOUNT AND NATURE OF                         PERCENT OF
                BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP                       OUTSTANDING STOCK
                                                       VOTING        DISPOSITIVE                  VOTING     DISPOSITIVE
Wellington Management                               3,624,007(a)     8,574,517(a)              less than 5%     9.90%
Company
75 State Street
Boston, MA 02109

     (a) Shared voting and shared dispositive power only. According to a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 13, 1997 by Wellington Management Company ("WMC"), as of December 31, 1996, shares of the Company's Common Stock were beneficially owned by numerous investment advisory clients of WMC, none of which were known to have a beneficial interest with respect to more than 5% of the Company's outstanding Common Stock.

PROPOSAL NO.1

                        ELECTION OF DIRECTORS

     Directors of the Company are divided into three classes, so that only one class is elected each year. Unless authority to vote is withheld, proxies in the accompanying form will be voted for the following five nominees to the Board of Directors to serve for three years or until their successors shall be elected and shall have qualified. In the event that any nominee is unable to serve, such proxies will be voted for the remaining nominees and for such other person or persons, if any, as the proxy holders may determine. However, the Board of Directors has no reason to believe that any nominee will be unable to serve if elected. Set forth below is certain information about the Director-nominees and about the Directors whose terms expire in 1998 and 1999. Except as otherwise indicated, all have engaged in their principal occupations for more than the past five years.

Director-nominees:

     FRANKLIN L. BURKE, age 56, a private investor since 1991, is the former Senior Executive Vice President and Chief Operating Officer of Bank South Corp. (OTC), Atlanta, Georgia, and the former Chairman and Chief Executive Officer of Bank South, N.A., the principal subsidiary of Bank South Corp. From June 1993 through February 1994, Mr. Burke was employed as an advisor by the J. B. Fuqua Foundation, Inc. He has been a Director of the Company since 1994 and is a member of the Audit, Compensation, and Pension and Finance Committees.

     G. ANTHONY CAMPBELL, age 45, who joined the Company in 1983, is General Counsel and Secretary of the Company. He has been a Director of the Company since 1991.

     ROBERT P. CROZER, age 50, has been Vice Chairman of the Board of Directors of the Company since 1989. He joined the Company in 1973, and has been a Director of the Company since 1979. Mr. Crozer is Chairman of the Nominating Committee and a member of the Executive Committee.

     L. S. FLOWERS, age 75, retired as Chairman of the Board of Directors of the Company in 1985. He has been a Director of the Company since 1968 and is a member of the Executive Committee. Mr. Flowers also is a Director of American Heritage Life Insurance
Company, the principal subsidiary of American Heritage Life Investment Corporation (NYSE).

     JOSEPH L. LANIER, JR., age 65, has been Chairman of the Board of Directors and Chief Executive Officer of Dan River Inc., Danville, Virginia, a textile company, since 1989. He is also a Director of Dimon, Inc. (NYSE), SunTrust Banks, Inc. (NYSE), and Torchmark Corp.
(NYSE). Mr. Lanier has been a Director of the Company since 1977. Mr. Lanier is Chairman of the Compensation Committee and a member of the Nominating Committee.

Directors Whose Terms Expire in 1998:

     EDWARD L. BAKER, age 62, is Chairman of the Board of Florida Rock Industries, Inc. (AMEX), a construction materials company based in Jacksonville, Florida, which produces and markets sand, gravel, crushed stone, concrete blocks and other building materials throughout the Southeast. He is also a Director of American Heritage Life Insurance Company, the principal subsidiary of American Heritage Life Investment Corporation (NYSE), Regency Realty Corporation (NYSE), and FRP Properties (OTC). Mr. Baker is Chairman of the Audit Committee, and a member of the Compensation and Nominating Committees. He has been a Director of the Company since 1992.

     HEETH VARNEDOE III, age 60, who joined the Company's predecessor corporation in 1960, retired from the office of President and Chief Operating Officer on June 28, 1997. Mr. Varnedoe is currently employed as a consultant by the Company and serves on the Company's Board of Directors, which he was first elected to in 1980, and is a member of the Executive Committee. Mr. Varnedoe also is a Director of Integrity Music, Inc. (OTC).

     C. MARTIN WOOD III, age 54, is Senior Vice President and Chief Financial Officer of the Company. He joined the Company in 1970 and has been a Director of the Company since 1975. Mr. Wood is Chairman of the Pension and Finance Committee, Chairman of the Banking Committee, and is a member of the Executive Committee.

Directors Whose Terms Expire in 1999:

     JOE E. BEVERLY, age 56, is Chairman of the Board of Commercial Bank in Thomasville, Georgia, a wholly-owned subsidiary of Synovus Financial Corp. (NYSE) and is the former Vice Chairman of the Board of Synovus Financial Corp. He was President and a Director of Commercial Bank from 1973 to 1989. Mr. Beverly was elected as a Director of the Company by the Board of Directors in August, 1996, and is a member of the Audit Committee.

     RUSSELL M. FRYAR, age 58, who joined the Company in 1972, is Vice President and Treasurer of the Company. He has been a Director of the Company since 1975 and is a member of the Pension and Finance, and Banking Committees.

     AMOS R. McMULLIAN, age 60, is Chairman of the Board of Directors and Chief Executive Officer of the Company. He joined the Company's predecessor corporation in 1963 and has been a Director of the Company since 1975. Mr. McMullian is Chairman of the Executive Committee and a member of the Nominating Committee.

     J. V. SHIELDS, JR., age 59, is Managing Director and Chairman of the Board of Directors of Shields & Company, New York, New York, a diversified financial services company and member of the New York Stock Exchange, Inc. Mr. Shields also is the Chairman of the Board of Capital Management Associates, Inc., a registered investment advisor, and the Chairman of the Board of Trustees of The 59 Wall Street Trust, the Brown Brothers Harriman mutual funds group. He has been a Director of the Company since 1989 and is a member of the Pension and Finance Committee.

     Heeth Varnedoe III is a nephew of L. S. Flowers. The spouses of Robert P. Crozer, J. V. Shields, Jr. and C. Martin Wood III are nieces of L. S. Flowers.

     The following table shows the amount of Common Stock beneficially owned as of August 15, 1997, by each Director and Director-nominee, and by all Directors, Director-nominees, and Executive Officers as a group, consisting of 14 persons. Each individual has beneficial ownership of the shares which are subject to any unexercised vested options held by him; and, except as indicated by footnote, each individual has sole voting power and sole investment power with respect to the number of shares beneficially owned by him. Directors and Executive Officers are required to file reports of their holdings and transactions in the Common Stock of the Company with the SEC under federal securities laws. All such reports have been timely filed except for the Form 4, Statement of Changes in Beneficial Ownership of Securities, for Mr. Edward L. Baker, which was due on May 10, 1997 and was filed by the Secretary of the Company as agent for Mr. Baker on September 5, 1997. Based solely on its review of the copies of such forms received by it, the Company believes that, for the fiscal year ended June 28, 1997, the Section 16(a) filing requirements were complied with by all other Executive Officers and Directors during the year.

                                                                  AMOUNT AND NATURE                        PERCENT
                                                                    OF BENEFICIAL                             OF
                        NAME                                          OWNERSHIP                             CLASS

Edward L. Baker                                                          49,462 (1)                           *

Joe E. Beverly                                                           41,000 (2)                           *

Franklin L. Burke                                                         7,397 (3)                           *

G. Anthony Campbell                                                     397,077 (4)                           *

Robert P. Crozer                                                      1,665,640 (5)                          1.88%

L. S. Flowers                                                           390,096 (6)                           *

Russell M. Fryar                                                        202,354 (7)                           *

Joseph L. Lanier, Jr.                                                    51,598 (8)                           *

Amos R. McMullian                                                     1,048,161 (9)                          1.18%

J. V. Shields, Jr.                                                       11,250 (10)                          *

Heeth Varnedoe III                                                      309,903 (11)                          *

C. Martin Wood III                                                      590,275 (12)                          *

All Directors and
Executive Officers
as a group (14 persons)                                               5,456,622 (13)                        6.07%

_________________________________

*Less than one percent.

     (1) ncludes 16,800 shares owned by a family trust for which Mr. Baker is a co-trustee.

     (2) Does not include 45,982 shares owned by the spouse of Mr. Beverly and 11,164 shares owned by a trust for which his spouse is co-trustee, as to which shares Mr. Beverly disclaims any beneficial ownership.

     (3) Includes 3,750 shares owned by the spouse of Mr. Burke, over which shares Mr. Burke has investment authority.

     (4) Includes restricted stock awards of 41,857 shares, of which 31,144 shares are subject to forfeiture.

     (5)  Includes: (i) unexercised stock options for 269,294 shares;
          (ii) restricted stock awards of 76,034 shares, of which 57,954 shares are subject to forfeiture; and (iii) 982,780 shares held by limited partnerships in which Mr. Crozer and his spouse are the general partners. Does not include the following shares as to which Mr. Crozer disclaims any beneficial ownership: (i) 7,593 shares held by Mr. Crozer and his spouse as custodians for their minor son; (ii) 204,774 shares held by trusts for the benefit of Mr. Crozer's minor children; and (iii) 2,014,792 shares owned by the spouse of Mr. Crozer.

     (6) Does not include 432,923 shares owned by the spouse of Mr. Flowers, as to which Mr. Flowers disclaims any beneficial ownership.

     (7) Includes unexercised stock options for 56,250 shares, and restricted stock awards of 31,144 shares, all of which are subject to forfeiture. Does not include 40,500 shares owned by the spouse of Mr. Fryar, as to which Mr. Fryar disclaims any beneficial ownership.

     (8) Does not include 23,890 shares owned by the spouse of Mr. Lanier, as to which Mr. Lanier disclaims any beneficial ownership.

     (9) Includes unexercised stock options for 225,000 shares and restricted stock awards of 110,554 shares, all of which are subject to forfeiture.

    (10) Does not include 3,241,503 shares owned by the spouse of Mr. Shields, as to which Mr. Shields disclaims any beneficial ownership.

    (11) Includes unexercised stock options for 150,000 shares and restricted stock awards of 36,160 shares, all of which are subject to forfeiture. Does not include 21,606 shares owned by the spouse of Mr. Varnedoe, as to which Mr. Varnedoe disclaims any beneficial ownership.

    (12)  Includes: (i) unexercised stock options for 56,250 shares;
          (ii) restricted stock awards of 41,857 shares, of which 31,144 shares are subject to forfeiture; and (iii) 51,300 shares held by a trust of which Mr. Wood is co-trustee with shared voting and investment power. Does not include the following shares, as to which Mr. Wood disclaims any beneficial ownership: 2,905,774 shares owned by the spouse of Mr. Wood and 25,650 shares held by Mr. Wood as custodian for a minor child.

    (13) Includes unexercised stock options for 992,338 shares and restricted stock awards of 440,884 shares, of which 376,949 shares are subject to forfeiture. Does not include the shares with respect to which beneficial ownership is disclaimed as indicated in the preceding footnotes.


Committees of the Board of Directors

     The Board of Directors has established certain standing committees, which include the Audit, Nominating, and Compensation
Committees.

     The Board of Directors met five times during the last fiscal year. Its Audit Committee met twice; its Nominating Committee met twice; and its Compensation Committee met four times. Each incumbent Director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and all committees on which he served during his respective period of service.

     The members of the Audit Committee are Edward L. Baker, Chairman, Joe E. Beverly and Franklin L. Burke; and the functions of the Audit Committee are: (a) recommending to the Board of Directors and shareholders the engagement or discharge of independent auditors; (b) reviewing investigations into matters relating to audit functions;
(c) reviewing with independent auditors the plan for and results of the audit engagement; (d) reviewing the scope and results of the Company's internal auditing procedures; (e) reviewing the independence of the auditors; (f) considering the range of audit and non-audit fees; (g) reviewing the adequacy of the Company's system of internal accounting controls; and (h) reviewing related party transactions.

     The members of the Nominating Committee are Robert P. Crozer, Chairman, Edward L. Baker, Joseph L. Lanier, Jr. and Amos R. McMullian; and the functions of the Nominating Committee are: (a) selecting, or recommending to the Board of Directors selection of, nominees for election as Directors; and (b) considering the performance of incumbent Directors in determining whether to nominate them for reelection. The Nominating Committee will consider nominations for the next annual meeting which are submitted by shareholders in writing to the Committee at the Company's principal office by May 15, 1998.

     The members of the Compensation Committee are Joseph L. Lanier, Jr., Chairman, Edward L. Baker and Franklin L. Burke. The functions of the Compensation Committee are: (a) approving, or recommending to the Board of Directors approval of, compensation plans for officers and Directors; (b) approving, or recommending to the Board of Directors approval of, remuneration arrangements for Directors and senior management; and (c) granting benefits under compensation plans.


Directors' Fees

     Each nonemployee member of the Board of Directors receives payments pursuant to a standard arrangement. For fiscal year 1997, such Directors received: (i) $1,000 for each meeting of the Board or committee of the Board attended, with each chairman of a Board committee receiving an additional $200 per meeting; (ii) $1,800 per month; and (iii) reimbursement for travel expenses.

     During the fiscal year, W. H. Flowers, retired Chairman of the Board of Directors of the Company and L. S. Flowers, a Director of the Company, received payments totaling $188,286 and $61,802, respectively, for consulting services provided to the Company pursuant to written contracts between the Company and each individual. The contracts provide that during their term each of Messrs. Flowers will not compete, directly or indirectly, with the Company. Unless earlier terminated, each respective contract will terminate upon the death of each individual.

     Heeth Varnedoe III, who retired as President and Chief Operating Officer on June 28, 1997, is currently employed as a consultant with the Company pursuant to a consulting agreement dated the date of his retirement. Pursuant to that agreement, Mr. Varnedoe will be paid compensation at the annualized rate of $389,235 through February 7, 1998, and $194,618 through February 10, 1999. The consulting agreement also provides for Mr. Varnedoe's continued participation in the Company's employee benefit plans through February 10, 1999. The agreement provides that, in consideration of an additional payment of $45,000 per year, Mr. Varnedoe will not compete, directly, or indirectly, with the Company.


                       EXECUTIVE COMPENSATION

Board Compensation Committee Report on Executive Compensation

     The executive compensation program of the Company is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three nonemployee Directors. The Committee periodically evaluates the executive compensation program to assure that it is reasonable, equitable and competitive. The Committee considers the recommendations of outside, independent compensation specialists in evaluating compensation levels, plan design, and administration.

Compensation Philosophy

     The Committee administers each aspect of the executive compensation program in a manner that emphasizes the Company's primary long-term goals, which are the creation of consistent earnings growth and the enhancement of shareholder value in the Company's Common Stock. The Committee considers these goals to be attainable by maintaining continuity within an experienced, professional and technically proficient executive group. The compensation program is therefore designed (a) to be competitive with other similarly situated companies, (b) to be equitable by offering a reasonable level of base compensation and (c) to align the interests of the executives with those of the shareholders. The primary compensation arrangements, tailored to fulfill this philosophy and utilized by the Committee in various combinations, are as follows:

Base Salary

     Each year, the Committee reviews the contribution made to the Company's performance by each senior executive and approves the executive's base salary. The base salary represents the Company's ongoing compensation commitment and forms the foundation for the executive compensation program. The Committee ensures that a competitive base salary is maintained for each executive by periodically reviewing the results of independent national survey data for comparable positions in companies with a dollar sales volume similar to Flowers.

Bonus Plan

     The Company's Bonus Plan, which has been in place for a number of years, provides for an annual incentive bonus, which is expressed as a percentage of base salary, varying by position with the Company. A bonus is awarded upon the Company's attainment of a specified earnings per share goal. In addition, the Bonus Plan is designed to provide the executive an increased award, limited to an amount determined as twice the bonus percentage established for the executive's position multiplied by the executive's base salary, if actual earnings per share significantly exceed the goal. Correspondingly, the Bonus Plan is designed to provide the executive a lesser award if actual earnings per share fall below the goal, and no award at all if actual earnings per share fall below eighty percent of the goal. This mechanism provides motivation for the executive to continue to strive for improved earnings per share in any given year, regardless of the fact that the goal may, or may not, be obtained.

Stock Incentive Plans

     In keeping with the Committee's philosophy that the element of shareholder risk is an essential compensation tool, stock based incentives comprise the largest portion of the compensation program for the persons listed in the executive compensation tables. The Committee believes that continuation of stock based incentives is fundamental to the enhancement of shareholder value.

     In years prior to fiscal 1993, the Committee granted stock options under the Company's 1982 Incentive Stock Option Plan (the
"1982 Plan"). The 1982 Plan expired on October 15, 1992, and therefore no additional grants will be made under the 1982 Plan, although the individuals in the executive group have available currently exercisable options with expiration dates up to the year 2001.

     The 1989 Executive Stock Incentive Plan (the "ESIP") is the Company's ongoing intermediate and long-term incentive plan. The
ESIP provides the Committee an opportunity to make a variety of stock based awards while selecting the form that is the most appropriate for the Company and the executive group. The two types described below contain elements which focus the executive's attention on one of the Company's primary goals, the enhancement of shareholder value.

     NON-QUALIFIED STOCK OPTIONS: During fiscal 1996, the Committee granted non-qualified stock options under the ESIP (the "1996 Options"). The 1996 Options are exercisable at any time, commencing on the first anniversary of the grant date, until the year 2005. The executives are required to pay the market value of the shares, determined as of the grant date, which was $8.44 (the "Option Price"). The executives have no rights as shareholders with respect to the common shares subject to the 1996 Options until payment of the Option Price. The 1996 Options are subject to forfeiture in the event of termination of employment, other than for retirement, disability, death, termination without cause, or termination for any reason which the Committee determines should not result in forfeiture.

     EQUITY INCENTIVE AWARDS: During fiscal 1992, the Committee granted an award under the ESIP referred to as the Equity Incentive Award (the "1992 Award"). The executives were required to pay one half of the market value of the shares, determined as of the award date, no later than the termination of the last restrictions on the 1992 Award. The restrictions on the shares under the 1992 Award terminated ratably over the five-year period ended November 15, 1996. The unvested shares were subject to forfeiture in the event of termination of employment, other than for retirement, disability, death, termination without cause, or termination for any reason that the Committee determined should not result in forfeiture, prior to November 15, 1996. The executives were entitled to vote the shares and receive the Common Stock dividend during the period in which the shares were subject to forfeiture. These shares fully vested in fiscal 1997 and all shares were purchased by the executives.

     Consistent with the Committee's philosophy of aligning executive compensation with the shareholders' market appreciation goal, the 1992 Award provided that in the event the per share market value of the Common Stock reached or exceeded targeted per share market values of $8.00 and $10.22 prior to the expiration of the 1992 Award on November 15, 1996, the recipient would receive additional shares. During fiscal 1993, the Common Stock targeted market value of $8.00 per share was attained and additional shares equal to one-half of the 1992 Award were granted, subject to the same terms and conditions as the 1992 Award but with a three year ratable period during which the restrictions lapsed and at a purchase price of $4.00 per share. These additional shares fully vested in fiscal 1996 and all shares were purchased by executives. During fiscal 1996, the Common Stock targeted market value of $10.22 per share was attained and additional shares equal to one-half of the 1992 Award were granted, subject to the same terms and conditions as the 1992 Award but with a three year ratable period during which the restrictions will lapse and at a purchase price of $5.11 per share.

Compensation of Chief Executive Officer

     During fiscal 1997, Mr. McMullian received a base salary of $505,680, which amount was determined by the Committee to be appropriate in consideration of the Company's performance, Mr. McMullian's leadership and contribution to the Company's performance and market conditions. In accordance with the terms of the Bonus Plan, Mr. McMullian was awarded a bonus of $505,680 for fiscal 1997 based upon the actual earnings per share exceeding the earnings per share goal. During fiscal 1997, Mr. McMullian did not receive an award under the Company's 1989 Executive Stock Incentive Plan.

Deductibility of Compensation Expenses

     The Company is not allowed a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million, except to the extent such excess is paid under an "existing binding contract" or otherwise constitutes "performance based compensation" as defined by the Internal Revenue Code. The Committee believes that the provisions of the Bonus Plan and the additional grant feature of Restricted Stock Awards made under the 1989 Executive Stock Incentive Plan will result in performance based compensation and the Company will not lose any federal income tax deduction for compensation paid under these compensation programs. The Committee will consider this deduction limitation during future deliberations and will continue to act in the best interests of the Company.

Summary

     The Committee believes the base salary and the Bonus Plan provide an efficient and effective mechanism to reward the executive group for the daily leadership required to maximize the Company's current performance. Additionally, the stock-based awards granted under the 1989 Executive Stock Incentive Plan serve to align the long term interests of the executives with those of the shareholders generally so that decisions are made as owners of the Company.

                                      The Compensation Committee
                                      of the Board of Directors
                                      Joseph L. Lanier, Jr., Chairman
                                      Edward L. Baker
                                      Franklin L. Burke




                       STOCK PERFORMANCE GRAPH




[GRAPH GOES HERE]


                                                    INDEXED RETURNS
                                                     Years Ending


                                Base
                               Period
Company/Index                   Jun92            Jun93       Jun94      Jun95      Jun96     Jun97
FLOWERS INDUSTRIES INC           100              97.42      112.31     125.65     162.69    262.80
S&P FOODS-500                    100              99.74       99.87     129.05     151.81    212.28
S&P 500 INDEX                    100             113.63      115.23     145.27     183.04    246.55

     Companies in the S&P Foods-500 Index are weighted by market capitalization indexed to $100 at June 30, 1992. All dividends are deemed reinvested over the reported period.

                       EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company for the periods indicated.

SUMMARY COMPENSATION TABLE

                                                Annual Compensation                    Long Term Compensation
                                                                              Restricted             Long Term     All
                                                                      Other     Stock     Option     Incentive     Other
      Name and                         Fiscal   Salary      Bonus     Comp.     Awards    Awards      Payouts      Comp.
  Principal Position                    Year      $           $        $           $         #           $           $
Amos R. McMullian                       1997    505,680    505,680      0            0          0         0         0
   Chairman of the Board                1996    481,000          0      0      410,737    225,000         0         0
   and Chief Executive Officer          1995    436,800    299,295      0            0          0         0         0

Robert P. Crozer                        1997    389,235    311,388      0            0          0         0         0
   Vice Chairman of the Board           1996    370,700          0      0      277,239    135,000         0         0
                                        1995    324,480    177,867      0            0          0         0         0

Heeth Varnedoe III                      1997    389,235    311,388      0            0          0         0         0
   President and Chief Operating        1996    370,000          0      0      277,239    135,000         0         0
   Officer                              1995    324,480    177,867      0            0          0         0         0

George E. Deese                         1997    268,695    188,087      0            0          0         0         0
   President and Chief Operating        1996    255,900          0      0      187,297     90,000         0         0
   Officer, Flowers Bakeries, Inc.      1995    235,900    113,147      0            0          0         0         0

Gary L. Harrison                        1997    268,695    263,087      0            0          0         0         0
   President and Chief Operating        1996    255,900          0      0      187,297     90,000         0         0
   Officer, Mrs. Smith's Bakeries, Inc. 1995    235,900    188,147      0            0          0         0         0

     The individuals set forth in the table above held the following Equity Incentive Award shares granted under the 1989 Executive Stock Incentive Plan, subject to the restrictions of each grant, and valued at the fiscal year end closing market price ($16.75), less the price required to be paid by the individual at the time the restrictions lapse. Messrs. McMullian 80,358 shares, $935,367; Crozer 54,240 shares, $631,354; Varnedoe 54,240 shares,
$631,354; Deese 36,643 shares, $426,530; Harrison 36,643 shares,
$426,530. The shares earn the Common Stock dividend.

     The following table provides information on option exercises during fiscal 1997 by the named executive officer and the value, at the fiscal year end closing price ($16.75), of unexercised options. There were no options granted during fiscal 1997.

Aggregate Option Exercises in the Last Fiscal Year and Year End
Option Values

                                                                                                     Value of
                                                                            Number of              Unexercised
                                                                           Unexercised             in-the-Money
                                                                            Options at              Options at
                                                                             Year End                Year End
                                                           Annualized
                        Shares Acquired      Value           Value         Exercisable/            Exercisable/
                          On Exercise       Realized        Realized      Unexercisable           Unexercisable
   Name                        #                $             $ (1)             #                       $
Amos R. McMullian                 0                0               0       225,000/NONE           1,869,750/NONE
Robert P. Crozer                  0                0               0       269,294/NONE           2,607,458/NONE
Heeth Varnedoe III           30,000          328,227          32,823       150,000/NONE           1,282,260/NONE
George E. Deese                   0                0               0        90,000/NONE             747,900/NONE
Gary L. Harrison                  0                0               0       145,544/NONE           1,347,570/NONE

(1) Represents the total value realized divided by the option period of ten years.

Severance Policy

     The Company's Severance Policy (the "Policy") would pay one year's compensation to any employee (including those who are members of a collective bargaining unit and bargain to be included in the Policy) who is actually or constructively terminated, other than for good cause, following a Change in Control, as defined in the Company's benefit plans. The Policy reduces the amount payable to any individual who would be subject to the "golden parachute" excise tax imposed by the Internal Revenue Code of 1986, as amended, if, and only to the extent that, the net amount after taxes received by the individual would be greater than if there had been no reduction.

Separation Agreements

     The Company has authorized separation agreements with all executive officers and certain other key employees. These agreements serve as memoranda of the Change in Control provisions which have been authorized by the Company in its benefit plans, and provide additional benefits, including relocation benefits and certain welfare benefits in the event of termination of employment following a Change in Control, except that these benefits are to be reduced to the extent benefits are received under the Severance Policy described above. The Compensation Committee may select, in its sole discretion, any additional executives to be offered such separation agreements.

Retirement Plan

     The Flowers Industries, Inc. Retirement Plan No. 1 (the "Retirement Plan") provides a pension upon retirement on or after age 65 to employees of the Company and its adopting subsidiaries. The pension is the sum of annual credits earned during employment. Currently, each annual credit is 1.35 percent of the first $10,000 of W-2 earnings, subject to certain exclusions, for each year of service and 2 percent of W-2 earnings, subject to certain exclusions, in excess of $10,000 each year for each year of service. The table below includes the estimated amounts which would be payable to the persons indicated upon their retirement at age 65 under the provisions of the Retirement Plan as supplemented by the Company's Supplemental Executive Retirement Plan described immediately below and assuming that payment is made in the form of a 50% joint and survivor annuity.

                 DISCLOSURE FOR CERTAIN INDIVIDUALS

                                 CREDITED YEARS           PROJECTED
                                  OF SERVICE            ANNUAL BENEFIT

A. R. McMullian                        33                  $263,133
R. P. Crozer                           23                  $225,256
H. Varnedoe III                        36                  $170,800
G. E. Deese                            33                  $148,649
G. L. Harrison                         41                  $119,924

Supplemental Executive Retirement Plan

     The Company's 1990 Supplemental Executive Retirement Plan provides a supplemental retirement income benefit for any executive who is a participant in the Retirement Plan, if his Retirement Plan benefit is subject to certain restrictions which apply to tax-qualified plans. The supplemental benefit is equal to the excess of (i) the benefit he would have received according to the Retirement Plan formula had he not been subject to limitations on maximum benefits or pensionable compensation which may be provided by tax-qualified plans over (ii) the amount he will receive from the Retirement Plan as so limited. The 1990 Supplemental Executive Retirement Plan is not tax-qualified. The purpose of the Plan is to ensure that each participating executive's total retirement income benefits will equal the amounts that would have been payable to him under the Retirement Plan absent said limitations. Payments pursuant to this Plan will be calculated in the form of a life only annuity, and the actuarial equivalent thereof will be paid in the form which the participating executive has elected for purposes of the Retirement Plan. Payments will be made from the Company's general assets. Payments will be made at the same time as the participant's distributions from the Retirement Plan, except in the event of a Change in Control, in which event the actuarial equivalent of anticipated payments will be paid immediately in a lump sum. Accruals under this Plan during fiscal year 1997 amounted to $695,862 and no distributions were made from the Plan during fiscal year 1997.

               TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Under the terms of an agreement between the Company and Merrily Plantation, Inc. ("Merrily"), the Company is granted the use of approximately 6,000 acres of land owned by Merrily, together with the use of lodging, dining, and conference room facilities located thereon. The facilities are used primarily for seminars, training sessions, planning sessions, and other meetings involving Company employees and for the entertainment of customers. During the last fiscal year, the Company paid Merrily $92,388. The Company has surveyed facilities comparable to Merrily to assess the relative quality and cost of such facilities and has determined that the amount paid to Merrily for the use of its facilities is competitive with that charged for the use of comparable facilities. The Company has further determined that the use of the Merrily facilities in the past has been beneficial to the business of the Company and that its continued use for employee functions and entertainment of customers is in the Company's best interest. All of the outstanding capital stock of Merrily is owned by the three children of W. H. Flowers, the retired Chairman of the Board of Directors of the Company, and the Fontaine Flowers McFadden Merrily Trust, a trust formed for the benefit of the descendants of a deceased daughter of W. H. Flowers. One of the shareholders is the spouse of C. Martin Wood III, who is Senior
Vice President and Chief Financial Officer and a Director of the Company; another of such shareholders is the spouse of Robert P. Crozer, who is Vice Chairman of the Board and a Director-nominee herein; and another of such shareholders is the spouse of J. V. Shields, Jr., who is a Director of the Company.

     In 1990, the Company loaned Gary L. Harrison, President and Chief Operating Officer of Mrs. Smith's Bakeries, Inc., the sum of $500,000, secured by shares of Flowers Common Stock owned by him and by a life insurance policy. Mr. Harrison's note was paid in full on August 15, 1997.


PROPOSAL NO. 2

             AMENDMENT TO THE COMPANY'S SECOND RESTATED
                      ARTICLES OF INCORPORATION

     The Company is presently authorized by its Second Restated Articles of Incorporation to issue 100,000,000 shares of Common Stock, par value $.625. As of September 2, 1997, the Company had 88,386,239 shares issued and outstanding and 249,850 shares held in treasury. Management of the Company believes the number of shares of Common Stock available for issuance does not provide adequate flexibility to meet the future business needs of the Company. Accordingly, the Directors of the Company recommend to the shareholders that the Second Restated Articles of Incorporation of the Company be amended to increase the authorized number of shares of Common Stock from 100,000,000 to 350,000,000. The proposed text of this amendment is attached hereto as ANNEX A. The Company has no current plans or proposals for the use of such additional shares nor does it presently intend to use the additional shares in connection with opposing any acquisition of the Company that is not approved by the Board of Directors. However, the effect of the availability of these additional shares may be to discourage or render more difficult such an acquisition as a result of the dilutive effect on any potential acquiring entity of the issuance of any such shares. In 1988, the Company increased its authorized Common Stock from 45,000,000 shares to 100,000,000 shares and since that time has utilized this increase in authorized shares primarily to effect two stock splits and for acquisitions. While the Company has no current plans to declare another stock split, management feels it would be prudent to be in a position to consider such action if it is subsequently determined to be in the best interests of the Company.

     In order to approve the proposed amendment, the affirmative vote of holders of a majority of the outstanding shares is needed.
Approval of the proposed amendment will not provide any preemptive rights to the shareholders with respect to the additional 250,000,000 shares of authorized Common Stock. Except in accordance with applicable law, said shares may be issued on such terms and conditions and at any time deemed suitable and prudent in the discretion of the Board of Directors, and such authority shall not require the further approval of the shareholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
   PROPOSAL TO AMEND THE SECOND RESTATED ARTICLES OF INCORPORATION
             TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                  FROM 100,000,000 TO 350,000,000.

PROPOSAL NO. 3

         PROPOSAL TO RATIFY AND APPROVE THE SECOND AMENDMENT
             TO THE 1989 EXECUTIVE STOCK INCENTIVE PLAN

     The Company desires to continue its policy of encouraging greater ownership of Common Stock by its officers and other employees in order to align their interests more closely with those of the other shareholders. For this purpose, subject to ratification and approval by the shareholders of the Company at the Meeting, the Board of Directors has adopted the Second Amendment (the "Second Amendment") to the 1989 Executive Stock Incentive Plan (the "ESIP"). The ESIP was originally approved by shareholders on October 21, 1989, and subsequently amended by shareholders on October 20, 1995.

     A summary of the proposed amendments is set forth below, followed by a description of the ESIP. The full text of the Second Amendment is attached hereto as ANNEX B and the summary is qualified in its entirety by reference thereto and to the ESIP.

Authorized Shares

     The Second Amendment increases the number of shares of Common Stock that are authorized to be sold or delivered under the ESIP by 3,500,000, to a total number of 12,050,000 shares. At August 1, 1997, there were approximately 3,300,000 shares remaining available under the ESIP. These authorized shares may be original issuance shares or treasury shares.

     The Second Amendment also provides, in the event that any such Common Stock ceases to be subject to an award, such shares of Common Stock shall again be available for distribution in connection with future awards under the ESIP. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in the corporate structure affecting the Common Stock, the Second Amendment provides that an equivalent substitution or adjustment shall be made in the number of shares reserved for issuance under the ESIP; provided, however, that the aggregate number of shares actually issued or transferred by the Company pursuant to the ESIP shall not exceed 12,050,000 shares of Common Stock.

Term of Plan

     The Second Amendment provides that no awards shall be granted pursuant to the ESIP on or after the tenth anniversary of the date of shareholder approval of the Second Amendment, the effect of which is to extend the life of the ESIP by approximately two (2) years.

Criteria for Awards

     Any award may specify management objectives associated with the award. Any award that specifies management objectives shall specify a minimum acceptable level of achievement in respect of the specified management objective below which no payment will be made or no benefit will be conferred. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant, product group, division, subsidiary or other management reporting unit in which the participant is employed. The management objectives may be relative to the performance of other companies or entities. If any individual is, or is determined by the Compensation Committee to be reasonably likely to become, a covered employee within the meaning of Section 162(m) of the Code, then awards to that individual that specify management objectives shall be based on specified levels of, or growth in, one or more of the following criteria: (i) share price, (ii) earnings, (iii) earnings per share, (iv) revenue and (v) total shareholder return. In no event shall any individual be granted, in any period of one calendar year, awards that specify management objectives having an aggregate value as of their respective dates of grant in excess of $1,500,000.

     ESIP BENEFITS. The amounts that have been awarded to the Company's Chief Executive Officer and each of the four other most highly compensated Executive Officers, and to all eight Executive Officers who participated in the ESIP for fiscal year 1997 are as follows:

          NAME AND POSITION                                               NO. OF UNITS                DOLLAR VALUE
Amos R. McMullian                                                            56,982                    $  462,979
Chairman of the Board and
Chief Executive Officer

Robert P. Crozer                                                             21,794                    $  177,076
Vice Chairman of the Board

Heeth Varnedoe III                                                                0                    $        0
President and
Chief Operating Officer

George E. Deese                                                              14,996                    $  121,843
President and Chief Operating Officer
Flowers Bakeries, Inc.

Gary L. Harrison                                                             14,996                    $  121,843
President and Chief Operating Officer
Mrs. Smith's Bakeries, Inc.

All Executive Officers                                                      137,919                    $1,120,592
as a group (8 persons)

Principal Features of the ESIP

     The plan provides for the granting of five types of benefits:

     1. Stock options, which will enable participants to benefit from increases in the market value of the Common Stock after the grant date;

     2. Stock appreciation rights, which provide an alternative means of realizing the benefits provided by options;

     3. Shares of Common Stock designated as restricted ("Restricted Stock"), which are subject to restrictions on transfer and risk of forfeiture upon the occurrence of certain events;

     4. Deferred awards of Common Stock ("Deferred Stock"), which involve the non-transferable right to receive Common Stock without payment in cash or property; and

     5. Other stock-based awards ("Other Stock-Based Awards"), which entitle participants to receive cash payments, Common
          Stockor a combination thereof.

     ADMINISTRATION. The Plan is administered by the Compensation
Committee of the Board of Directors (the "Committee"). The current members of the Committee are Messrs. Lanier, Baker and Burke.

     ELIGIBILITY. Any person who is an officer (including an officer who is a member of the Board of Directors) or other key employee of the Company or any of its subsidiaries may be selected by the Committee to participate in the ESIP.

     STOCK OPTIONS. The ESIP permits the granting of non-transferable stock options that either qualify as incentive stock options or non-qualified stock options. The option price per share of stock purchasable under a stock option shall be determined by the Committee at the date of grant, but shall be not less than 100% of the fair market value of the stock on the date of grant.

     The term of each stock option shall be fixed by the Committee, but no incentive stock options shall be exercisable more than 10 years after the date of the grant.

     The Committee shall determine at what time or times each stock option may be exercisable; provided, however, unless otherwise determined by the Committee, no stock option shall be exercisable prior to the first anniversary date of the granting of the option. The stock option may be made exercisable in installments and the exercisability of options may be accelerated in the event of a Change in Control, as defined in the ESIP.

     At such time as the stock options may be exercised, they may be exercised in whole or in part at any time during the option period by giving written notice of the exercise to the Company, specifying the number of shares to be purchased. The notice must be accompanied by payment in full of the purchase price, either by check, note or other instrument which is acceptable to the Committee, or, if the Committee so determines, by delivery of stock already owned by the optionee (based on the fair market value of the stock on the date the option is exercised). An optionee shall generally have the right to dividends or other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for the shares and, if requested, has made certain investment representations.

     Under the ESIP, in the event of termination of employment by reason of normal retirement, approved early retirement, long-term disability or death, an option may thereafter be exercised, to the extent such option was then exercisable, for various periods of from one to three years (or such shorter period if the Committee so determines at the time of the grant) or until the expiration of the stated term of the stock option, whichever period is shorter. If an optionee's employment is terminated by reason of normal retirement, approved early retirement or long-term disability and the optionee thereafter dies while the option is still exercisable, the option will, in general, be exercisable for twelve months following death (or such shorter period as the Committee shall determine at the time of the grant), subject to the stated term of the option. The Committee may at or after the grant date provide for acceleration of the exercisability of options upon termination of employment by reason of normal retirement, approved early retirement, disability or death.

     Unless otherwise determined by the Committee, on or after the date of the grant, if an optionee's employment by the Company and any subsidiary or affiliate terminates for any reason other than for the reasons described above, the stock option shall terminate, except to the extent otherwise then exercisable, by the lesser of three months or the balance of the term of the stock option if the optionee is involuntarily terminated by the Company, subsidiary or affiliate without cause. "Involuntary termination" is deemed to be without cause unless the optionee is terminated because of an act or acts of dishonesty, moral turpitude or willful misconduct, which act or acts were intended to result in substantial personal enrichment at the expense of the Company. If an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a non-qualified stock option.

    The Committee may at any time offer to buy out for a payment in cash, stock, Deferred Stock or Restricted Stock, any options previously granted, based on terms and conditions that may be established by the Committee and communicated to the optionee at the time that the offer is made.

     If the option agreement so provides, the Committee may require that all or part of the shares to be issued with respect to the excess of market value on the date of exercise over the exercise price of an option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the fair market value of such Deferred or Restricted Stock, determined without regard to deferral limitations and/or forfeiture restrictions involved.

     STOCK APPRECIATION RIGHTS. The Committee may also grant Stock Appreciation Rights ("SARs") in conjunction with the options granted under the ESIP. In the case of a non-qualified stock option, SARs may be granted either at the time or after the time of the grant of such stock option; whereas SARs may be granted only at the time of the grant of an incentive stock option. An SAR granted with respect to a given stock option generally will terminate and no longer be exercisable upon the termination or exercise of the related stock option.

     Upon the exercise of an SAR, an optionee is entitled to receive an amount in cash and/or shares of stock equal in value to the excess of the fair market value of one share of stock on the date of exercise over the option price per share specified in the related stock option, multiplied by the number of shares in respect of which the SAR shall have been exercised. The Committee has the right to determine the form of payment. When the payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the fair market value of the shares on the date of exercise. When a payment is to be made in cash, the amount is calculated on the basis of the average of the highest and lowest quoted selling price, regular way, of the stock on the New York Stock Exchange during a specified period.

     SARs are transferable only when and to the extent that the underlying stock option would be transferable under the ESIP. The Committee may grant "Limited SARs," which are rights that become exercisable only in the event of a Change in Control as defined in the ESIP. Such Limited SARs shall be settled solely in cash. The Committee may also provide that in the event of a Change in Control, the amount to be paid upon the exercise of an SAR or a Limited SAR shall be based on the Change in Control Price as defined in the ESIP.

     RESTRICTED STOCK. The Committee may also award shares of Restricted Stock, subject to certain conditions set forth in the ESIP and such other conditions and restrictions as the Committee may determine, which may include the attainment of performance goals and payment of a purchase price which shall be equal to or less than their fair market value (and may be zero).

     Prior to the lapse of restrictions on shares of Restricted Stock, the participant will have all rights of a shareholder with respect to such shares, including the right to vote and receive dividends, subject to the conditions and restrictions generally applicable to Restricted Stock or specifically set forth in the participant's
Restricted Stock Award Agreement.

     A recipient of Restricted Stock must enter into a Restricted Stock Award Agreement with the Company, setting forth the restrictions to which such shares are subject and the date or dates on which, or the conditions under which, the restrictions will lapse. The Committee may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time.

     Shares of Restricted Stock are non-transferable and the Committee will have the right to provide, in the event that a participant who holds shares of Restricted Stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, for the forfeiture of all or any portion of such Restricted Stock in exchange for the amount, if any, which the participant paid for such shares.

     DEFERRED STOCK. The Committee may also make Deferred Stock awards under the ESIP, which involve the transferable right to receive common stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Committee. Receipt of Deferred Stock may be conditioned in such manner as the Committee shall determine, including being conditioned on continued employment or attainment of performance goals.

     A recipient of a Deferred Stock award must enter into an agreement setting forth the applicable provisions for deferral of the stock covered by such awards, as determined by the Committee. Except as otherwise determined by the Committee, all such rights will terminate upon the participant's termination of employment. Any deferral restrictions under a Deferred Stock award may be accelerated or waived by the Committee at any time prior to termination of employment. The Committee may permit participants to make elections to defer further the receipt of a Deferred Stock award.
Recipients of Deferred Stock awards will be entitled to receive dividend equivalents, subject to the terms of the award agreement.

     OTHER STOCK-BASED AWARDS. Other awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, stock including, without limitation, performance shares, exchangeable securities and stock awards or options valued by reference to book value or subsidiary performance, may be granted either along with, in addition to, or in tandem with stock options, SARs, Restricted Stock, Deferred Stock or stock purchase rights granted under the ESIP.

     One purpose of the ESIP is to give the Committee the flexibility to grant different types of awards in light of changing tax, securities and corporate laws. Thus, the Committee will have the authority to determine the persons to whom, and the time or times at which, such awards shall be made, the number of shares of stock to be awarded pursuant to such awards and all other conditions of the awards, subject to the conditions of the ESIP. The Committee may also provide for the grant of stock upon the completion of a specified performance period.

     The shares subject to the awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares covered by the awards are issued to the recipient, or, if later, the date on which any applicable restrictions, performance criteria or deferral period lapses. Each recipient will be entitled to receive, currently or on a deferred basis, interest or dividends or the equivalent thereof, as determined by the Committee. The Committee may also provide that such amounts, if any, shall be deemed to have been reinvested in additional stock or otherwise invested. Each participant must execute an agreement approved by the Committee regarding each award granted.

     CHANGE IN CONTROL. The ESIP provides that in the event of a Change in Control: (i) any SARs, including Limited SARs, (to the extent outstanding for at least six months), and any stock options not previously exercisable and vested, shall become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to outstanding Restricted Stock, Deferred Stock, stock pur-chase rights and other stock awards, to the extent not already vested under the ESIP, will lapse and the stock in questions will fully vest; and (iii) the Board or Committee may provide the value of all outstanding options, SARs, Restricted Stock, Deferred Stock, stock purchase rights and Other Stock-Based Awards, in each case to the extent vested, will be cashed out on the basis of the "Change in Control Price" (as defined in the ESIP), as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control. The Board of Directors has reserved the right to amend the definition of Change in Control at any time prior to the occurrence of a Change in Control as then defined.

     ADJUSTMENTS FOR STOCK DIVIDENDS, MERGER, ETC. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the ESIP, the number of shares and option prices of the shares subject to the outstanding options granted under the ESIP and the number of shares subject to other outstanding awards granted under the ESIP. The adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any SAR associated with any stock option.

     AMENDMENTS. The Board may amend, alter, or discontinue the ESIP, except for any amendment which would (i) increase the total number of shares reserved for the purpose of the ESIP, (ii) decrease the option price of any stock option to less than 100% of the fair market value on the date of grant or change the pricing terms, (iii) change the employees or class of employees eligible to participate in the ESIP or
(iv) extend the maximum option period of the ESIP. The Committee may amend the terms of any stock option or other award granted, prospectively or retroactively, but no amendment may impair the rights of any holder without the holder's consent. The Committee may also substitute new stock options for previously granted stock options
(on a one-for-one or other basis), including previously granted stock options having higher option exercise prices. The Board has the broad authority to amend the ESIP to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

     UNFUNDED STATUS OF ESIP. The ESIP is intended to constitute an "unfunded" plan of incentive and deferred compensation. A participant in the ESIP will have no rights under the plan greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts and other arrangements to facilitate or ensure payment of the Company's obligations under the ESIP, provided that such trusts and arrangements are consistent with the "unfunded" status of the plan.

     OTHER PROVISIONS. No stock option, SAR, restricted stock or other stock-based award is transferable by a grantee except upon death, by will or the laws of descent and distribution. Stock options and SARs shall be exercisable during the grantee's lifetime only by him or her or by his or her guardian or legal representative.

     The maximum number of shares of Common Stock that may be sold under the ESIP, the number of shares covered by outstanding stock options and SARs granted thereunder, the prices per share applicable thereto, and the maximum number of stock options that may be awarded in any year to one individual are subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalization, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights and warrants and similar events.

Federal Income Tax Consequences

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the ESIP based upon federal income tax laws in effect on September 1, 1997. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Participants in the ESIP should consult with their own tax advisors.

Tax Consequences to Participants

     NON-QUALIFIED STOCK OPTION RIGHTS. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise on a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying dispo-sition of the shares is made by the optionee within two years after the date of grant or within eighteen months after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term loss.

    If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in the sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term capital gain (or loss) depending on the holding period.

     STOCK APPRECIATION RIGHTS. No income will be recognized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any non-restricted shares of Common Stock, received pursuant to the exercise.

     RESTRICTED STOCK. The recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock generally will be treated as compensation that is taxable as ordinary income to the participant.

     SPECIAL RULE APPLICABLE TO OFFICERS. In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the 1934 Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer to suit under
Section 16(b) of the 1934 Act, but no longer than six months.

Tax Consequences to the Company

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation.

     The ESIP may be amended from time to time by the Board of Directors or the Committee, but without further approval of the shareholders no such amendment shall: (i) increase the maximum number of shares that may be sold under the ESIP; (ii) change the definition of employees eligible to receive grants; or (iii) cause Rule 16b-3 under the 1934 Act to become inapplicable to the ESIP.

Approval by Shareholders

     The ratification and approval of the Second Amendment to the ESIP requires the affirmative vote of the holders of a majority of the votes cast on the matter.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
       TO RATIFY AND APPROVE THE SECOND AMENDMENT TO THE ESIP.

PROPOSAL NO. 4

             PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT
                 TO THE ANNUAL EXECUTIVE BONUS PLAN

     The Company desires to continue its policy to provide
"performance-based" compensation to certain key executive employees of the Company. For this purpose, subject to ratification and approval by the shareholders of the Company at the Meeting, the Compensation Committee has adopted an amendment to the Annual
Executive Bonus Plan which was initially approved by the shareholders on October 20, 1995.

     A summary of the proposed amendment to the Bonus Plan (the
"Amendment") is set forth below along with a summary of the principal features of the Bonus Plan. The full text of the Amendment is attached hereto as ANNEX C and the summary is qualified in its entirety by reference thereto and to the Bonus Plan.

     The Amendment increases the maximum bonus which may be paid in any year to an individual to $1,500,000. In addition, the Amendment provides that the Compensation Committee may establish a goal other than increase in earnings per share for executives whose responsibilities pertain more specifically to discrete elements of the Company's business. In such cases the goal may be based on the performance of a product group, division, subsidiary or other management reporting unit, or any combination of the above. The Amendment further acknowledges that an executive may elect to defer his or her bonus pursuant to any applicable deferred compensation plan of the Company. Finally, the Amendment clarifies that the Compensation Committee may not change the elements of the formula described in the Bonus Plan without the approval of the Company's shareholders.

Principal Features of the Bonus Plan

     The Bonus Plan is administered by the Committee. Participation in the Bonus Plan is limited to those key executive employees of the Company or any subsidiary of the Company who have been designated as participants by the Committee. For fiscal year 1998, the Committee has designated seven individuals as participants in the Bonus Plan.

     The Bonus Plan provides for an annual incentive bonus, which is expressed as a percentage of base salary. The amount of a bonus for a plan year depends on two factors: (i) a participant's base salary; and
(ii) a bonus percentage established for the participant's salary grade, multiplied by the participant's base salary, if actual earnings per share or other goal, as permitted by the above-described Amendment, significantly exceeds the goal. Correspondingly, the Bonus Plan provides the participant a lesser award if actual earnings per share or other goal fall below eighty percent of the goal.

     In the event a participant's employment is terminated due to death, disability or retirement, the participant shall receive a reduced bonus amount to reflect participation prior to such event. In the event the participant's employment is terminated for reasons other than death, disability or retirement, all rights to any bonus amount shall be forfeited. In the event of a Change in Control (as defined in the Bonus Plan), the participant shall be entitled to the full bonus (or a portion thereof, if employment terminated during the Bonus Plan year), regardless of whether he remains employed as of the end of the Bonus Plan year.

     It is intended that the bonus amount paid to a participant under the Bonus Plan will constitute "performance-based" compensation as defined in Section 162(m) of the Code. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's top executives. Performance-based compensation is not taken into account in determining whether the $1 million threshold has been exceeded.

     BONUS PLAN BENEFITS. The amounts that have been awarded to the Company's Chief Executive officer and each of the four other most highly compensated Executive Officers, and to all eight Executive
Officers who participated in the Bonus Plan for fiscal year

1997 are as follows:


          NAME AND POSITION                        DOLLAR VALUE

Amos R. McMullian                                  $  505,680
Chairman of the Board and
Chief Executive Officer

Robert P. Crozer                                   $  311,388
Vice Chairman of the Board

Heeth Varnedoe III                                 $  311,388
President and
Chief Operating Officer

George E. Deese                                    $  188,087
President and Chief Operating Officer
Flowers Bakeries, Inc.

Gary L. Harrison                                   $  188,087
President and Chief Operating Officer
Mrs. Smith's Bakeries, Inc.

All Executive Officers                             $1,945,630
as a group (8 persons)


Approval by Shareholders

     The ratification and approval of the Amendment requires the affirmative vote of the holders of a majority of the votes cast on the matter.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
       TO RATIFY AND APPROVE THE AMENDMENT TO THE BONUS PLAN.


PROPOSAL NO. 5

           ADOPTION OF NONEMPLOYEE DIRECTORS' EQUITY PLAN


     The Company's Nonemployee Directors' Equity Plan (the "Directors' Plan") was adopted by the Compensation Committee on June 10, 1997, and ratified by the Board of Directors on August 1, 1997. The principal features of the Directors' Plan are summarized below, but the summary is qualified in its entirety by the full text of the Directors' Plan, which is attached hereto as ANNEX D.

General

     The purposes of the Directors' Plan are to promote the long-term success of the Company by creating a long-term mutuality of interests between the Directors and shareholders of the Company, to provide an additional inducement for such Directors to remain with the Company, to reward such Directors by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Company may attract able persons to serve as directors of the Company.

     The aggregate number of shares which may be issued and as to which grants or awards of stock options may be made under the Directors' Plan is 300,000 shares of Common Stock, subject to proportionate adjustment in the event of stock dividends, stock splits, recapitalizations or similar events.

Eligibility

     All individuals who are nonemployee Directors on the first day of the Company's fiscal year (a "Plan Year") are eligible to participate in the Directors' Plan. Under the Directors' Plan, the nonemployee Director may designate the amount of his or her annual compensation payable without regard to the number of Board or committee meetings attended or committee positions held (the "Retainer") which he or she can invest in stock options (an "Option") under the Directors' Plan. A Director shall be permitted to invest in an Option under the Director's Plan only if the total amount invested by that Director is equal to at least twenty-five percent (25%) of the Retainer.

Administration

     The Directors' Plan will be administered by the Compensation Committee (the "Committee"). The Committee shall have no power to add to, subtract from or modify any of the terms of the Directors' Plan, or to change or add to any benefits provided under the Directors' Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Directors' Plan. No member of the Committee shall act in respect of his or her own Retainer. All decisions and determinations by the Committee shall be final and binding on all parties.

Stock Options

     To the extent a Director elects to invest all or a portion of his or her Retainer for a Plan Year, an Option shall be granted on the first day of such Plan Year for that number of shares of Common Stock ("Shares") equal to 150% of the amount of the Retainer invested divided by the value of an Option for one Share on the Valuation Date. For this purpose, value shall be determined by the Black-Scholes option pricing model, as applied by the Committee. To the extent that the application of the foregoing formula would result in an Option covering a fractional Share, the number of Shares covered by the Option shall be rounded up.

     Subject to the expiration or earlier termination of the Option, 100% of the Option shall become exercisable on the first anniversary of the date of grant. An Option shall expire ten years from the date the Option is granted and shall be subject to earlier termination as hereinafter provided. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its expiration or termination. In the event of the Director's termination from service on the Board, an outstanding Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire two years after such termination, or on its stated expiration date, whichever occurs first. Notwithstanding the above, in the event of a termination for cause as determined by the Committee, all unexercised Options shall be forfeited.

     The exercise price of an Option granted to a Director shall be equal to the fair market value of the Common Stock on the date of grant.

     Unless otherwise determined by the Committee, the Option is neither transferable nor assignable by the Director other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Director, only by the Director, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Director.

Acceleration of Options and Lapse of Restrictions in Certain
Events

     Upon the occurrence of any of the following events, the Option shall become immediately and fully exercisable: the death of the Director, the disability of the Director, or a Change in Control. The Option shall expire two years after such event, or on its stated expiration date, whichever occurs first. The term "Change in Control" shall mean the first to occur of the following events: (1) the Company enters into an agreement which provides for the Company becoming a subsidiary of another corporation or entity or being merged with or consolidated into another corporation or entity (other than a corporation wholly owned by the Company) or the sale of substantially all of the assets of the Company to another corporation or entity; (2) any person, corporation, partnership or other entity, either alone or in conjunction with its affiliates, or any other group of persons, corporations, partnerships or other entities who are not "affiliates" but who are acting in concert, are determined to own of record or beneficially securities of the Company which represent twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities entitled to vote for the election of Directors, if such ownership was not approved in advance by a vote of at least three-quarters of the Continuing Directors as defined below;
(3) the first to occur of (x) the Board's actual knowledge of, or (y) the reporting to the SEC of, the tender, pursuant to a tender offer or exchange offer, other than by the Company, of shares representing twenty-five percent (25%) or more of the Company's then outstanding securities entitled to vote for the election of Directors, whether or not such percentage of tendered securities is subsequently reduced;
(4) the Board adopts a resolution approving the liquidation or dissolution of the

Company; (5) Continuing Directors at any time fail to constitute a majority of the Board, and the term "Continuing Directors" shall mean the then current members of the Board who were also members of the Board on December 7, 1987, plus any new directors whose nominations were approved by at least three-quarters of the Continuing Directors in office at the time of the election of any such new directors, other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the "election or removal of the Board of Directors," as such terms are used in Rule 14a-11 of the 1934 Act;
or (6) any other event that a majority of the Continuing Directors determines would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, or any successor provision thereof.

Miscellaneous

     The Board may alter or amend the Directors' Plan from time to time or may terminate it in its entirety; provided, however, that no such action, except for an acceleration of benefits, shall, without the consent of a Director, impair the rights in any Shares issued or to be issued to such Director, as a result of a grant of Options under the Plan; and further provided, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted shall not be effective unless and until such approval has been obtained in compliance with such applicable law or rules.

Federal Income Tax Consequences

     Because the options granted pursuant to the Director Plan are not subject to the special treatment afforded by Section 422 of the Code, they are treated as non-qualified stock options for purposes of federal taxation, and will be taxed in a manner similar to that described above under the heading "Proposal to Ratify and Approve the Second Amendment to the 1989 Executive Stock Incentive Plan -- Federal Income Tax Consequences," for non-qualified stock option rights granted under the ESIP.

     DIRECTOR'S PLAN BENEFITS. The amounts that will be paid pursuant to the Director's Plan are as follows:

     NAME AND POSITION         STOCK OPTIONS          DOLLAR VALUE

All Nonemployee Directors          40,876                $    0
as a group (6 persons)

Approval of Shareholders

     The ratification and approval of the Directors' Plan requires the affirmative vote of the holders of a majority of the votes cast on the matter.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE PROPOSAL TO RATIFY AND APPROVE THE NONEMPLOYEE DIRECTORS' EQUITY
                                PLAN.

PROPOSAL NO. 6

              RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Action is to be taken at the Meeting concerning the selection of the Company's independent accountants for fiscal year 1998. Price Waterhouse LLP, which acted as the Company's independent accountants during the last fiscal year, is being recommended for selection as the Company's independent accountants for fiscal year 1998.

     Representatives of Price Waterhouse LLP will be present at the Meeting and will be available to respond to appropriate questions. Such representatives will be offered the opportunity to make a statement if they desire to do so.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF
    PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
                        FOR FISCAL YEAR 1998.


                       SHAREHOLDERS' PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of the Company by May 15, 1998 in order for it to be included in the proxy materials for the 1998 Annual Meeting of Shareholders.


                                       FLOWERS INDUSTRIES, INC.




                                       G. ANTHONY CAMPBELL
                                       Secretary

1919 Flowers Circle
Thomasville, Georgia 31757

                               ANNEX A

                        ARTICLES OF AMENDMENT
                               TO THE
              SECOND RESTATED ARTICLES OF INCORPORATION
                                 OF
                      FLOWERS INDUSTRIES, INC.


     Pursuant to the provisions of the Georgia Business Corporation Code Section 14-2-1006, the undersigned corporation adopts the following amendment to its Second Restated Articles of Incorporation:

     1. The name of the corporation is Flowers Industries, Inc. (the "Corporation").

     2.  The Second Restated Articles of Incorporation of the
Corporation are hereby amended by deleting the first paragraph of the Second Article in its entirety and substituting in lieu thereof the following:

          SECOND. The total number of shares of stock which the corporation shall have the authority to issue is Three Hundred Fifty Million Two Hundred Sixty Thousand (350,260,000) shares; of which stock Ten Thousand Four Hundred Sixty-Seven (10,467) shares of the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to One Million Forty-Six Thousand Seven Hundred Dollars ($1,046,700), shall be preferred stock convertible into common stock; and of which Two Hundred Forty-Nine Thousand Five Hundred Thirty-Three (249,533) shares of the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to Twenty-Four Million Nine Hundred Fifty-Three Thousand Three Hundred Dollars ($24,953,000), shall be preferred stock which may be made convertible or non-convertible in the discretion of the Board of Directors when such preferred stock is issued; and of which Three Hundred Fifty Million (350,000,000) shares of the par value of Sixty-Two and One-Half Cents ($.625) each, amounting in the aggregate to Two Hundred Eighteen Million Seven Hundred Fifty Thousand Dollars ($218,750,000) shall be common stock. Each share of common stock shall be entitled to one (1) vote.

     3. These Articles of Amendment were adopted by the Board of Directors of the Corporation on August 1, 1997, which action was duly approved by the shareholders of the Corporation in the manner prescribed by Section 14-2-1003 of the Georgia Business Corporation Code on ___________, 1997.

                                          FLOWERS INDUSTRIES, INC.

                               ANNEX B


            SECOND AMENDMENT TO FLOWERS INDUSTRIES, INC.
                 1989 EXECUTIVE STOCK INCENTIVE PLAN


     THIS AMENDMENT, made this_____day of________________________,
1997, to the Flowers Industries, Inc. 1989 Executive Stock Incentive
Plan,

                             WITNESSETH:

     WHEREAS, the Company has previously adopted and amended the Flowers Industries, Inc. 1989 Executive Stock Incentive Plan (the
"Plan") and,

     WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors of the Company may amend the provisions of the Plan, subject to the approval of the Company's stockholders in certain circumstances; and

     WHEREAS, the Company wishes to amend the provisions of the Plan as reflected below, which amendment has been authorized by the Company's Board of Directors and which is further conditioned upon the approval of a majority of the Company's stockholders present and entitled to vote at a meeting duly called and held prior to December 31, 1997;

     NOW, THEREFORE, the Plan is hereby amended as follows:

                                 I.

     Paragraph 3 of the Plan is hereby amended to read as follows:

SECTION 3.  Stock Subject to Plan.

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 12,050,000 shares, subject to adjustment as hereinafter provided in this Section 3. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

     Subject to adjustment as provided in the preceding paragraph, the aggregate number of shares of Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 12,050,000 shares of Stock.

     Notwithstanding any other provision of this Plan to the contrary, no participant shall be granted stock options or stock appreciation rights with respect to more than 250,000 shares of stock during any fiscal year, subject to adjustment in the manner described above in the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock.

                                 II.

     Section 14 of the Plan is hereby amended by adding Section 14(g), which shall read in its entirety as follows:

     Any award may specify management objectives associated with the award. Any award that specifies management objectives shall specify a minimum acceptable level of achievement in respect of the specified management objective below which no payment will be made or no benefit will be conferred. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant, product group, division, subsidiary or other management reporting unit in which the participant is employed. The management objectives may be relative to the performance of other companies or entities. If any individual is, or is determined by the Committee to be reasonably likely to become, a covered employee within the meaning of Section 162(m) of the Code, then awards to that individual that specify management objectives shall be based on specified levels of, or growth in, one or more of the following criteria: (i) share price, (ii) earnings, (iii) earnings per share, (iv) revenues, and (v) total stockholder return. Notwithstanding any other provision of this Plan to the contrary, in no event shall any participant be granted, in any period of one fiscal year, awards that specify management objectives having an aggregate value as of their respective dates of grant in excess of $1,500,000. Except as may be permitted under Section 162(m) of the Code, the Committee may not adjust management objectives after the grant of any award that specifies management objectives.

                                III.

     Paragraph 16 of the Plan is hereby amended to read as follows:

SECTION 16. Term of Plan.

     No Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval of the 1997 Amendments to the Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

     IN WITNESS WHEREOF, the Company has executed this Second
Amendment to the Plan, to be effective this ______ day of______________________________, 1997.


                                          FLOWERS INDUSTRIES, INC.

                               ANNEX C


                           FIRST AMENDMENT
                               TO THE
                      FLOWERS INDUSTRIES, INC.
                     ANNUAL EXECUTIVE BONUS PLAN


     THIS AMENDMENT to the Flowers Industries, Inc. Annual Executive Bonus Plan (the "Plan") is made as of the 29th day of June, 1997, to be effective on said date.

     Pursuant to Section 9 of the Plan, the Compensation Committee hereby amends the Plan as follows, subject to the approval of said amendment by a majority of the Company's shareholders present or represented at the next annual meeting thereof.

                                 I.

     Section 2(c) of the Plan is hereby amended by inserting the following provision before the last sentence thereof:

     "Notwithstanding the foregoing, the Compensation Committee may determine that a goal other than EPS is appropriate for certain executives whose responsibilities pertain more specifically to discrete elements of the Company's business; in such cases, the Committee may prescribe a goal based on the performance of a product group, division, subsidiary or other management reporting unit, or any combination of the above.

                                 II.

     Section 2(c) of the Plan is further amended by changing the amount "$750,000" to "$1,500,000," in the last line of said section.

                                III.

     Section 3 of the Plan is amended by deleting the first sentence thereof and replacing it with the following sentence:

     "The Bonus shall be paid to all Participants no later than 90 days after the close of the Plan Year, in cash, unless the Participant has made a valid election to defer said Bonus pursuant to the terms of any applicable deferred compensation plan maintained by the Company."

                                 IV.

     Section 5 of the Plan is amended by adding the phrase "without approval of the Company's shareholders" to the end of the third sentence of said section.

     IN WITNESS WHEREOF, the Company has caused the Plan to be amended as provided above.

                                              FLOWERS INDUSTRIES, INC.

                               ANNEXD
                FLOWERS INDUSTRIES, INC. NONEMPLOYEE
                       DIRECTORS' EQUITY PLAN

                          TABLE OF CONTENTS

                                                               PAGE
ARTICLEI.    DEFINITIONS. . . . . . . . . . . . . . . . . . .   1

ARTICLE II.  PURPOSE. . . . . . . . . . . . . . . . . . . . .   2

ARTICLE III. ELECTION TO PARTICIPATE . . . . . . . . . . . . .  2
     3.1. Eligibility. . . . . . . . . . . . . . . . . . . . .  2
     3.2. Election to Participate. . . . . . . . . . . . . . .  2
     3.3. Amount of Participation. . . . . . . . . . . . . . .  2
     3.4. Minimum Level of Participation For Investment
          in Options . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE IV.  OPTIONS . . . . . . . . . . . . . . . . . . . . .  3
     4.1. Grant of Options . . . . . . . . . . . . . . . . . .  3
     4.2. Written Agreement. . . . . . . . . . . . . . . . . .  3
     4.3. Exercisability of Options. . . . . . . . . . . . . .  3
     4.4. Term . . . . . . . . . . . . . . . . . . . . . . . .  3
     4.5. Early Vesting. . . . . . . . . . . . . . . . . . . .  3
     4.6. Exercise Price  . . . . . . . . . . . . . . . . . . . 4
     4.7. Payment . . . . . . . . . . . . . . . . . . . . . . . 4
     4.8. Option Nontransferable. . . . . . . . . . . . . . . . 4

ARTICLE V.   CHANGE IN CONTROL. . . . . . . . . . . . . . . . . 4

ARTICLE VI.  ADMINISTRATION, AMENDMENT AND TERMINATION. . . . . 6
     6.1. Administration  . . . . . . . . . . . . . . . . . . . 6
     6.2. Amendment and Termination . . . . . . . . . . . . . . 6
     6.3. Amendment of Options. . . . . . . . . . . . . . . . . 6

ARTICLE VII.  SHARES SUBJECT TO PLAN. . . . . . . . . . . . . . 7
     7.1. Shares Subject to Plan. . . . . . . . . . . . . . . . 7
     7.2. Adjustments . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VIII.  GENERAL PROVISIONS . . . . . . . . . . . . . . . 8
     8.1. Governing Law . . . . . . . . . . . . . . . . . . . . 8
     8.2. Miscellaneous . . . . . . . . . . . . . . . . . . . . 8

                FLOWERS INDUSTRIES, INC. NONEMPLOYEE
                       DIRECTORS' EQUITY PLAN


     The Flowers Industries, Inc. Nonemployee Directors' Equity Plan ("Plan") is effective as of June 29, 1997, subject to approval of shareholders at the 1997 annual meeting.


                       ARTICLE I.  DEFINITIONS

     Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

     (a) " Administrator": The Compensation Committee of the Board or any successor committee designated by the Board.

     (b)  "Board": The Board of Directors of the Company.

     (c)  "Change of Control": The meaning set forth in Article V.

     (d)  "Code": The Internal Revenue Code of 1986, as amended.

     (e) "Company": Flowers Industries, Inc. or any successor or successors thereto.

     (f) "Director": An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or any of its subsidiaries.

     (g) "Fair Market Value": With respect to a Share, as of any given date, unless otherwise determined by the Administrator in good faith, the mean between the highest and lowest quoted selling price, regular way, of a Share on the New York Stock Exchange, or if no such sale of Shares occurs on the New York Stock Exchange on such date, the fair market value of the Shares as determined by the Administrator in good faith.

     (h)  "Option": An option to purchase Shares granted pursuant to
          Section 4.1.

     (i) "Participation Agreement": The agreement submitted by a Director to the Administrator in which a Director may specify his or her election to invest all or a portion of his or her Retainer in Options.

     (j) "Plan": The Plan set forth in this instrument as it may from time to time be amended.

     (k)  "Plan Year": The fiscal year of the Company.

     (l) "Retainer": The portion of a Director's annual compensation that is payable without regard to number of Board or committee meetings attended or committee positions.

     (m) "Shares": The Company's fully paid, non-assessable common stock. Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     (n) "Valuation Date": The date of the meeting of the Compensation Committee of the Board first preceding the first day of a Plan Year.


                         ARTICLE II. PURPOSE

     The purpose of this Plan is to provide Directors with opportunities to invest amounts of their Retainer in Options in order to further align the interests of Directors with the shareholders of the Company and thereby promote the long-term success and growth of the Company.

                ARTICLE III. ELECTION TO PARTICIPATE

     3.1. ELIGIBILITY. All individuals who are Directors as of the first day of a Plan Year may participate in the Plan for such Plan Year. A Director may elect to participate for any Plan Year in accordance with Section 3.2 of this Article. A Director's entitlement to participate as to future investments shall cease with respect to the Plan Year following the Plan Year in which he or she ceases to be a Director.

     3.2. ELECTION TO PARTICIPATE. A Director who desires to participate in this Plan with respect to the Retainer payable for such Plan Year must complete and deliver a Participation Agreement to the Administrator before the first day of the Plan Year for which such Retainer would otherwise be paid. A Participation Agreement that is timely delivered shall be effective for the succeeding Plan Year and in addition, except as otherwise specified by a Director in his or her Participation Agreement, shall continue to be effective from Plan Year to Plan Year until revoked or modified by written notice to the Administrator or until terminated automatically upon the termination of the Plan. In order to be effective to revoke or modify a Participation Agreement with respect to the Retainer for a Plan
Year, a revocation or modification must be delivered prior to the first day of the Plan Year for which such Retainer is payable.

     3.3. AMOUNT OF PARTICIPATION. A Director shall designate on the Participation Agreement the dollar amount of his or her Retainer that he or she has elected to invest in Options under this Plan.

     3.4. MINIMUM LEVEL OF PARTICIPATION FOR INVESTMENT IN OPTIONS. A Director shall be permitted to invest in Options under this Plan only if for the Plan Year involved the total amount of the Retainer for the Director that is invested in Options for the Plan Year equals at least twenty-five (25) percent of the Retainer of the Director for such Plan Year.

                         ARTICLE IV. OPTIONS

     4.1. GRANT OF OPTIONS. To the extent a Director elects to invest all or a portion of his or her Retainer for a Plan Year in Options, an Option shall be granted on the first day of such Plan Year for that number of Shares equal to 150% of the amount of the Retainer invested divided by the value of an Option for one Share on the Valuation Date. For this purpose, value shall be determined by the Black-Scholes option pricing model, as applied by the Administrator. To the extent that the application of the foregoing formula would result in an Option covering a fractional Share, the number of Shares covered by the Option shall be rounded up.

     4.2. WRITTEN AGREEMENT. Each grant of Options shall be evidenced by a written agreement in such form as approved by the Administrator and shall be subject to the additional terms and conditions set forth in this Article IV.

     4.3. EXERCISABILITY OF OPTIONS. Subject to the expiration or earlier termination of the Option, 100% of the Option shall become exercisable on the first anniversary of the date of grant.

     4.4. TERM. An Option shall expire ten years from the date the Option is granted and shall be subject to earlier termination as hereinafter provided. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its expiration or termination. In the event of the Director's termination from service on the Board, other than as provided in Section 4.5, an outstanding Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire two years after such termination, or on its stated expiration date, whichever occurs first. Notwithstanding the above, in the event of a termination for cause as determined by the Administrator, all unexercised Options shall be forfeited.

     4.5. EARLY VESTING. Upon the occurrence of any of the following events, the Option shall become immediately and fully exercisable: the death of the Director, the disability of the Director, or a Change in Control. The Option shall expire two years after such event, or on its stated expiration date, whichever occurs first.

     4.6. EXERCISE PRICE. The exercise price of an Option granted to a Director shall be equal to the Fair Market Value per Share on the date of grant.

     4.7. PAYMENT. An Option may be exercised by a Director only upon payment to the Company in full of the exercise price of the Option corresponding to the portion of the Option to be exercised. Such payment shall be made in cash or in Shares previously owned by the Director for more than six months, or in a combination of cash and such Shares.

     4.8. OPTION NONTRANSFERABLE. Unless otherwise determined by the Administrator, the Option shall be neither transferable nor assignable by the Director other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Director, only by the Director, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Director in a fiduciary capacity under the state law and court supervision.

                    ARTICLE V. CHANGE IN CONTROL

     For purposes of this Plan, a "Change in Control" means the first to occur of the following events:

     (1) The Company enters into an agreement which provides for the Company becoming a subsidiary of another corporation or entity or being merged with or consolidated into another corporation or entity (other than a corporation wholly owned by the Company) or the sale of substantially all of the assets of the Company to another corporation or entity;

     (2) Any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates" as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act"), or any other group of persons, corporations, partnerships or other entities who are not "affiliates" as defined but who are acting in concert, are determined to own of record or beneficially securities of the Company which represent twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities entitled to vote for the election of Directors, if such ownership was not approved in advance by a vote of at least three-quarters of the Continuing Directors as defined below; PROVIDED, HOWEVER, that for purposes of determining the ownership of any group as described above or any member thereof, no such group or member shall be deemed to be the beneficial owner of Shares:

          a. which were beneficially owned by a member on March 17, 1989 and continue to be beneficially owned by any member or any affiliate or associate thereof as of the date of the formation of the group;

          b. initially acquired by a member or an affiliate or associate thereof after March 17, 1989 by bona fide gift, inheritance, or as a result of a stock dividend, split or in a similar transaction in which no consideration was exchanged;

          c. initially acquired by a member or an affiliate or associate thereof after March 17, 1989 pursuant to the exercise of any options, rights or warrants granted to such person by the Company; or

          d. beneficially owned by a member or an affiliate or associate thereof pursuant to any employee benefit plan of the Company or any subsidiary of the Company.

     (3) The first to occur of (x) the Board's actual knowledge of, or (y) the reporting to the Commission of, the tender, pursuant to a tender offer or exchange offer other than by the Company, of shares representing twenty-five percent (25%) or more of the Company's then outstanding securities entitled to vote for the election of Directors, whether or not such percentage of tendered securities is subsequently reduced;

     (4) The Board adopts a resolution approving the liquidation or dissolution of the Company;

     (5) Continuing Directors at any time fail to constitute a majority of the Board, and the term "Continuing Directors" shall mean the then current members of the Board who were also members of the Board on December 7, 1987, plus any new directors whose nominations were approved by at least three-quarters of the Continuing Directors in office at the time of the election of any such new directors, other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the "election or removal of the Board of Directors," as such terms are used in Rule 14a-11 of the Exchange Act; or

     (6) Any other event that a majority of the Continuing Directors determines would be required to be reported in response to
          Item 6(e) [Voting Securities and Principal Holders Thereof -- change in control] of Schedule 14A of Regulation 14A promulgated under Exchange Act, or any successor provision thereof.


        ARTICLE VI. ADMINISTRATION, AMENDMENT AND TERMINATION

     6.1. ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ, appoint or delegate to an agent or agents (who may be an officer or officers of the Company) and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his or her own Retainer.
All decisions and determinations by the Administrator shall be final and binding on all parties. No member of the Administrator shall be liable for any such action taken or determination made in good faith. All decisions of the Administrator shall be made by the vote of the majority, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Administrator shall prescribe.

     6.2. AMENDMENT AND TERMINATION. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action, except for an acceleration of benefits, shall, without the consent of a Director, impair the rights in any Shares issued or to be issued to such Director, as a result of a grant of Options under the Plan; and further provided, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted shall not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits through plans that are not subject to shareholder approval.

     6.3. AMENDMENT OF OPTIONS. The Administrator shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option to reduce the exercise price of the Option. Furthermore, no Option shall be cancelled and replaced with awards having a lower exercise price without further approval of the shareholders of the Company. This Section 6.3 is intended to prohibit the repricing of "underwater" Options and shall not be construed to prohibit the adjustments provided for in Section 7.2 of this Plan.

                 ARTICLE VII. SHARES SUBJECT TO PLAN

     7.1. SHARES SUBJECT TO PLAN. Subject to adjustment as provided in this Plan, the total number of Shares which may be issued under this Plan shall be three hundred thousand (300,000).

     7.2. ADJUSTMENTS. The Administrator may make or provide for such adjustments in the (a) number of Shares covered by outstanding
Options granted or awarded hereunder, (b) prices per share applicable to such Options, and (c) kind of shares covered thereby, as the Administrator in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Directors that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding grants or awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Administrator may on or after the date of grant provide in the agreement evidencing any grant or award under this Plan that the holder of the grant or award may elect to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Administrator may provide that the holder will automatically be entitled to receive such an equivalent grant or award. The Administrator may also make or provide for such adjustments in the number of shares specified in Section 7.1 of this Plan as the Administrator in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 7.2. This Section 7.2 shall not be construed to permit the re-pricing of any Options in the absence of any of the circumstances described above in contravention of Section
6.3 of this Plan.


                  ARTICLE VIII. GENERAL PROVISIONS

     8.1. GOVERNING LAW. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

     8.2. MISCELLANEOUS. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.